Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES SECOND QUARTER 2008

EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – July 7, 2008 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its second quarter 2008 financial results on Wednesday, August 6, 2008, at 10:00 a.m. Eastern Time.  The Company intends to distribute its earnings press release after the close of business on Tuesday, August 5, 2008.

This call will be webcast live by CCBN/Thomson Financial and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 888-455-9639 from anywhere in the U.S. or by dialing 210-234-0001 from non-U.S. locations – Passcode: Cross Country.  A replay of the webcast will be available from August 6th through August 20th.  A replay of the conference call will be available by telephone from approximately noon Eastern Time on August 6th until August 20th by calling 866-457-5706 from anywhere in the U.S. or 203-369-1289 from non-U.S. locations.

The webcast will also be distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors at www.streetevents.com and www.companyboardroom.com, respectively.

Cross Country Healthcare, Inc. is a leading provider of nurse and allied staffing services in the United States, a provider of clinical trials services to global pharmaceutical and biotechnology customers, as well as a provider of other human capital management services focused on healthcare. The Company has approximately 4,000 contracts with hospital, pharmaceutical and biotechnology customers, and other healthcare organizations.  Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com